FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2013

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is being provided pursuant to paragraph (e) of Item 5.02 of Form 8-K:

As of July 22, 2013, the United States Cellular Corporation (“U.S. Cellular”) 2013 Officer Annual Incentive Plan Effective January 1, 2013 (“2013 Incentive Plan”) was approved by both U.S. Cellular’s Chairman and by U.S. Cellular’s President and Chief Executive Officer. The Chairman does not participate in such plan.

The purposes of the 2013 Incentive Plan are: to provide incentive for the officers of U.S. Cellular to extend their best efforts toward achieving superior results in relation to key business measures; to reward U.S. Cellular’s officers in relation to their success in meeting and exceeding the performance targets; and to help U.S. Cellular attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the 2013 Incentive Plan are all executive officers and vice president level officers of U.S. Cellular.

The following performance measures will be considered for the purposes of the 2013 Incentive Plan:

Company Performance	Component Weighting	Overall Plan Weighting
Consolidated Service Revenues	40%	24%
Consolidated Adjusted Income Before Income Taxes	35%	21%
Consolidated Capital Expenditures	25%	15%
Company Performance		60%

Chairman Assessment on Strategic Initiatives		10%

Individual Performance		30%

It is anticipated that bonuses for 2013 will be paid on or after January 1, 2014 but no later than March 15, 2014.  No bonus is due unless an officer remains employed through the bonus payout date except that an officer who separates due to retirement or death is eligible for a pro-rated bonus.  In addition, the Executive Vice President and Chief Human Resources Officer may approve a bonus, or a pro-rated bonus, for an officer who is not employed through the bonus payout date.

Any compensation earned or paid pursuant to the 2013 Incentive Plan is subject to forfeiture, recovery by U.S. Cellular, or other action pursuant to any clawback or recoupment policy which U.S. Cellular may adopt from time to time, including without limitation any such policy which U.S. Cellular may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

The foregoing description of the 2013 Incentive Plan is not purported to be complete with respect to the material terms of such plan and is qualified by reference to the complete 2013 Incentive Plan for the material terms of such plan, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

The President and Chief Executive Officer of U.S. Cellular participates in the 2013 Incentive Plan.  U.S. Cellular had previously established guidelines for awarding bonuses to the President and Chief Executive Officer that were filed by U.S. Cellular as Exhibit 10.2 to U.S. Cellular’s Form 8-K dated November 18, 2009.  These previously filed guidelines have been superseded and are no longer in effect.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	July 24, 2013

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
10.1	United States Cellular Corporation 2013 Officer Annual Incentive Plan Effective January 1, 2013